Exhibit T3C-4
                          [Exhibit C to the Indenture]


                                                            SRZ Draft
                                                            03/10/00

===============================================================================


                    INTERCREDITOR AND SUBORDINATION AGREEMENT

                          dated as of March __, 2000


                                      among

                      THE CIT GROUP/BUSINESS CREDIT, INC.,
              THE SENIOR AGENT ON BEHALF OF THE CR SENIOR LENDERS,



                       WILMINGTON TRUST COMPANY, AS AGENT
                      FOR LENDERS [IDENTIFIED ON EXHIBIT A]

                    UNITED STATES TRUST COMPANY OF NEW YORK,
                         THE JUNIOR SUBORDINATED TRUSTEE
                  CONSENTED TO BY THE NOTEHOLDERS APPEARING ON
                                 SIGNATURE PAGE






===============================================================================

                                TABLE OF CONTENTS
                                                                          PAGE
                                                                          -----

ARTICLE I   DEFINITIONS.....................................................2
   Section 1.1    Certain Definitions.......................................2
   Section 1.1 A  BH/PIK Lenders Lien Subordination.........................6
   Section 1.1 B  CR/Junior Subordinated Trustee Lien Subordination.........7
   Section 1.1 C  Junior Subordinated Noteholders Debt Subordination........9
   Section 1.1 D  BH Deficiency Claim Subordination........................10
   Section 1.1 E  Junior Subordinated Deficiency Claim Subordination.......10
   Section 1.2    No Payment Upon Insolvency Event..........................7
   Section 1.3    No Payment When CR Senior Obligations in Default..........8
   Section 1.4    Remedies Standstill.......................................8
   Section 1.5    Waiver of Certain Rights.................................11
   Section 1.6    [Intentionally Left Bland................................12
   Section 1.7    [Intentionally Left Blank]................................9
   Section 1.8    Provisions Solely To Define Relative Rights...............9
   Section 1.9    No Waiver of Subordination Provisions.....................9
   Section 1.10   Amendments, etc..........................................10
   Section 1.11   Specific Enforcement.....................................10

ARTICLE II   COLLATERAL ISSUES, ETC........................................10
   Section 2.1    Representations and Warranties as to this Agreement......10
   Section 2.2    CR First Priority Collateral Rights......................10
   Section 2.3 A  BH First Priority Collateral Rights......................11
   Section 2.3 B  BH First Priority Collateral Sale Proceeds Shortfall.....16
   Section 2.4    Guaranty and Subordination Action........................11
   Section 2.5    [Intentionally Left Blank]...............................12
   Section 2.6    Exclusive Enforcement Rights.............................12

ARTICLE III   OTHER AGREEMENTS.............................................13
    Section 3.1    Releases................................................13
    Section 3.2    Insurance and Condemnation Awards.......................14
    Section 3.3    No Additional Obligations...............................14
    Section 3.4    Waivers.................................................15
    Section 3.5    Information Concerning PHI, etc.........................16
    Section 3.6    Application of Payments.................................16
    Section 3.7    Independent Decisions...................................16
    Section 3.8    Turnover of Prohibited Transfers........................17
    Section 3.9    Effectiveness During Insolvency Proceeding..............17
    Section 3.10   Amendments..............................................17
    Section 3.11   Limitation on Declaring Defaults........................17
    Section 3.12   Duration and Termination; Payment Invalidated...........17
    Section 3.13   Notice of BH/PIK Lenders Interests......................18
    Section 3.14   Credit Documents........................................19
    Section 3.15   Bailee for Perfection...................................19
    Section 3.16   Legend..................................................19
    Section 3.17   Junior Subordinated Lenders: Power of Attorney;
                   Agreement to Cooperate..................................19
    Section 3.18   BH Senior Lenders: Power of Attorney; Agreement
                   to Cooperate............................................20
    Section 3.19   CR Senior Lenders/Junior Subordinated Lenders:
                   Power of Attorney; Agreement to Cooperate...............28

ARTICLE IV   MISCELLANEOUS.................................................20
    Section 4.1    Conflict................................................20
    Section 4.2    No Third Party Benefit, etc.............................20
    Section 4.3    Amendments and Waivers..................................21
    Section 4.4    Successors and Assigns..................................21
    Section 4.5    Partial Invalidity......................................21
    Section 4.6    Communications..........................................21
    Section 4.7    Governing Law; Consent to Jurisdiction..................22
    Section 4.8    Forum Selection and Consent to Jurisdiction.............22
    Section 4.9    Waiver of Jury Trial, etc...............................23
    Section 4.10   Counterparts............................................23
    Section 4.11   Further Assurances......................................23
    Section 4.12   Specific Enforcement....................................23
    Section 4.13   Acknowledgement by PHI..................................23

SCHEDULES

Schedule 1  -   List of Borrowers
Schedule 2  -   CR First Priority Collateral
Schedule 3  -   BH First Priority Collateral

Annex I    -  CR Senior Security Agreements
Annex II   -  BH Senior Security Agreements
Annex III  -  Junior Subordinated Security Agreements
Annex IV   -  BH Revolver Participation

                    INTERCREDITOR AND SUBORDINATION AGREEMENT


          THIS INTERCREDITOR AND SUBORDINATION AGREEMENT, dated as of March __, 2000 (as amended, restated or otherwise modified from time to time, this "AGREEMENT"), among THE CIT GROUP/BUSINESS CREDIT, INC., ("CIT") as agent for CIT ROTHSCHILD RECOVERY FUND, L.P. ("Rothschild") and the other lenders party to the CR Senior Credit Agreement from time to time (together with its successors and assigns, in such capacity, the "CR Senior Agent") pursuant to the CR Senior Credit Agreement (as hereinafter defined), WILMINGTON TRUST COMPANY, as agent (the "BH Senior Agent") for each BH Senior Lender identified in Exhibit A annexed hereto (together with any and all successors and assigns, collectively, the "BH Senior Lenders") under the BH Note Purchase Agreement (as hereinafter defined), UNITED STATES TRUST COMPANY OF NEW YORK as trustee under the Junior Subordinated Indenture (as hereinafter defined) (together with its successors and assigns in such capacity, the "Junior Subordinated Trustee") consented to by the Junior Subordinated Noteholders appearing on the signature page hereto.


                                    RECITALS:


          WHEREAS, Planet Hollywood International, Inc. ("PHI"), and the other entities listed on Schedule 1 hereto (herein being referred to collectively as the "COMPANY"), CIT, Rothschild and various financial institutions as may from time to time become parties thereto (collectively, the "CR SENIOR LENDERS") and the CR Senior Agent are entering into a Revolving Credit Agreement, dated as of the date hereof (as amended, restated, supplemented, replaced or otherwise modified from time to time in accordance with SECTION 3.10 hereof, the "CR SENIOR CREDIT AGREEMENT") and the CR Guaranties (as hereinafter defined);

          WHEREAS, the CR Senior Obligations as hereinafter defined are secured by (a) first priority perfected liens on and security interests in substantially all of the assets (excluding the BH First Priority Collateral) of the Company and the Subsidiary Guarantors (as hereinafter defined) as more fully described on Schedule 2 hereto (collectively, the "CR FIRST PRIORITY COLLATERAL"), and (b) second priority perfected liens on and security interest in all real property of the Company located at 1567 Broadway, New York, New York and the other collateral listed on and as more fully described on Schedule 3 (the "BH FIRST PRIORITY COLLATERAL"), in each case pursuant to the CR Senior Security Agreements;

          WHEREAS, the Company and the BH Senior Agent and the BH Senior Lenders are entering into a SENIOR NOTE PURCHASE AGREEMENT, dated as of the date hereof (as amended, restated, supplemented, replaced or otherwise modified from time to time in accordance with SECTION 3.10, the "BH NOTE PURCHASE AGREEMENT") and the BH Guaranties (as hereinafter defined);

          WHEREAS, the BH Senior Obligations (as hereinafter defined) are secured by (a) second priority perfected liens on and security interests in substantially all of the CR First Priority Collateral and (b) first priority perfected liens on all of the BH First Priority Collateral, in each case pursuant to the BH Senior Security Agreements; and

          WHEREAS, the Company, and the Junior Subordinated Trustee, are entering into a Junior Subordinated Indenture dated, as of the date hereof (as amended, restated, supplemented, replaced or otherwise modified from time to time in accordance with SECTION 3.10 hereof, the "JUNIOR SUBORDINATED INDENTURE");

          WHEREAS, the Junior Subordinated Obligations (as hereinafter defined) are secured by third priority perfected liens on and security interests in all the Intercreditor Collateral (as hereinafter defined) pursuant to the Junior Subordinated Credit Documents (as hereinafter defined);

          WHEREAS, the Junior Subordinated Obligations are junior and subordinate in right of payment in full in cash of the CR Senior Obligations and the BH Senior Obligations;

          WHEREAS, this Agreement, (a) confirms (i) the first priority perfected security interests and liens of the CR Senior Agent in the CR First Priority Collateral, (ii) the second priority perfected security interests and liens of the CR Senior Agent in the BH First Priority Collateral, (iii) the second priority perfected security interests and liens of the BH Senior Agent in the CR First Priority Collateral, (iv) the first priority perfected security interests and liens of the BH Senior Agent in the BH First Priority Collateral (the "CR First Priority Collateral" and the "BH First Priority Collateral" being collectively referred to as the "INTERCREDITOR COLLATERAL"), and (v) the third priority security interests and liens of the Junior subordinated Trustee in the CR First Priority Collateral and the BH First Priority Collateral, and (b) provides for the relative rights of the Intercreditor Parties, in connection with, among other things, the enforcement of their respective security interests and liens in the Intercreditor Collateral.

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, each of the CR Senior Agent, the BH Senior Agent, and the Junior Subordinated Trustee hereby agrees as follows:


                                    ARTICLE I

                                   DEFINITIONS

          SECTION 1.1 CERTAIN DEFINITIONS. The following terms when used in this Agreement shall have the following meanings:

          "AGREEMENT" is defined in the PREAMBLE hereto.

          "APPLICABLE LAW" means any law of the United States or any other jurisdiction where any Intercreditor Collateral is located or any Obligor operates, including, without limitation, the UCC.

          "BANKRUPTCY CODE" means Title 11 of the United States Bankruptcy Code (11 U.S.C. ss. 101 et seq.), as amended from time to time and any successor statute.


          "BH DEFICIENCY CLAIM" means the amount, if any, of BH Senior Obligations remaining unpaid and/or not satisfied after all of the Intercreditor has been sold, transferred, liquidated or otherwise disposed of on account of any Remedial action or otherwise.

          "BH FIRST PRIORITY COLLATERAL" is defined in SECOND RECITAL hereto.

          "BH FIRST PRIORITY COLLATERAL PROCEEDS" is defined in Section 1.2(a) hereof.

          "BH FIRST PRIORITY COLLATERAL SALE" means any sale, lease, transfer or other disposition of all or any portion of any BH first Priority Collateral that is not a Permitted Enforcement Action.

          "BH GUARANTIES" means that certain or those certain guaranties of payment of BH Senior Obligations executed by any BH Guarantor.

          "BH GUARANTOR" means Planet Hollywood (Region III), Inc., Planet Hollywood Hospitality, Inc. and any other Subsidiary Guarantor that owns any interest in any of the BH First Priority Collateral.

          "BH NOTE PURCHASE AGREEMENT" shall mean that certain Note Purchase Agreement, dated March __, 2000, pursuant to which BH Senior Lenders acquired certain secured senior notes, as amended, modified, supplemented or restated from time to time.

          "BH REVOLVER PARTICIPATIONS" means the junior participations, if any, in the CR Credit Documents and CR Senior Obligations, substantially in conformance with the form of participation annexed hereto as Exhibit C, that the BH Senior Agent and/or the BH Senior Lenders may be required to purchase pursuant to Section 2.3(b) hereof.

          "BH SCHEDULED PAYMENTS" means (a) interest payable in respect of the BH Senior Obligations at the Initial Note Rate (as such term is defined in the BH Note Purchase Agreement) from time to time and (b) expenses payable and/or reimbursable pursuant to the BH Note Purchase Agreement in an amount not to exceed in the aggregate $150,000 (the "BH Scheduled Expenses").

          "BH SENIOR AGENT" is defined in the PREAMBLE hereto.

          "BH SENIOR LENDERS" is defined in the PREAMBLE hereto.

          "BH SENIOR NOTE DOCUMENTS" collectively means the BH Note Purchase Agreement, the BH Senior Security Agreements and all other documents, instruments and agreements now or hereafter executed and/or delivered in connection therewith, as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time in accordance with SECTION 3.10 hereof.

          "BH SENIOR OBLIGATIONS" means the original aggregate principal amount of $22,000,000 plus premium, if any, payable on redemption or prepayment of, and interest on, all indebtedness and all other obligations now existing or hereafter incurred under the BH Senior Note Documents, including without limitation, all fees, expenses, claims, charges and indemnity obligations and the Origination Fee (as defined in the BH Note Purchase Agreement).

          "BH SENIOR SECURITY AGREEMENTS" collectively means all of the agreements specified on ANNEX II hereto and each other guaranty, security agreement, mortgage, deed of trust or other collateral agreement now or hereafter entered into in connection with the BH Senior Obligations, each as may be as amended, restated, supplemented, replaced or otherwise modified from time to time in accordance with SECTION 3.10 hereof.

          "BH/PIK CREDIT DOCUMENTS" collectively means the BH Senior Note Documents and the Junior Subordinated Credit Documents.

          "BH/PIK GUARANTIES" collectively means all the guaranties forming a part of the BH Senior Note Documents or the Junior Subordinated Credit Documents.

          "BH/PIK LENDERS" collectively means the BH Senior Lenders, the BH Senior Agent, the Junior Subordinated Trustee and the Junior Subordinated Noteholders.


          "BH/PIK OBLIGATIONS" collectively means the BH Senior Obligations and the Junior Subordinated Obligations.

          "BH/PIK SECURITY AGREEMENTS" collectively means the BH Senior Security Agreements and the Junior Subordinated Security Agreements.

          "COMPANY" is defined in the FIRST RECITAL hereto.

          "CR COLLATERAL PROCEEDS" is defined in SECTION 3.18 hereof.


          "CR CREDIT DOCUMENTS" collectively means the CR Senior Credit Agreement, the CR Senior Security Agreements and all other documents, instruments and agreements now or hereafter executed and/or delivered in connection therewith, each as may be amended, restated, supplemented, replaced or otherwise modified from time to time in accordance with SECTION 3.10 hereof.

          "CR DEFICIENCY CLAIM" means the amount, if any, of CR Senior Obligations remaining unpaid and/or not satisfied after all of the Intercreditor Collateral has been sold, transferred, liquidated or otherwise disposed of on account of any Remedial Action or otherwise.

          "CR FIRST PRIORITY COLLATERAL" is defined in the SECOND RECITAL hereto.

          "CR GUARANTIES" means the guaranties forming a part of the CR Credit Documents.

          "CR SENIOR AGENT" is defined in the PREAMBLE hereto.

          "CR SENIOR CREDIT AGREEMENT" is defined in the FIRST RECITAL hereto.

          "CR SENIOR DEFAULT" is defined in SECTION 1.3 hereof.

          "CR SENIOR LENDERS" is defined in the FIRST RECITAL hereto.

          "CR SENIOR OBLIGATIONS" means the principal of, and premium, if any, payable on redemption or prepayment of, and interest on, all indebtedness and all other obligations now existing or hereafter incurred or owing under the CR Credit Documents up to a maximum amount of $16,500,000 plus, all fees, expenses, claims, charges and indemnity obligations.

          "CR SENIOR SECURITY AGREEMENTS" collectively means all of the agreements specified on ANNEX I hereto and each other guaranty, security agreement, pledge agreement, mortgage, deed of trust or other collateral agreement now or hereafter entered into in connection with the CR Senior Obligations, each as may be as amended, restated, supplemented, replaced or otherwise modified from time to time in accordance with SECTION 3.10 hereof.

          "CREDIT DOCUMENTS" collectively means the CR Credit Documents and the BH/PIK Credit Documents.


          "GUARANTIES" collectively means the CR Senior Guaranties and the BH/PIK Guaranties.

          "GUARANTY ACTION" means any claim, demand, proceeding, action or act against any guarantor pursuant to affecting or otherwise in connection with any Credit Documents.

          "INSOLVENCY PROCEEDING" means (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding relative to PHI, any Obligor or any of their property or assets, (b) any liquidation, dissolution, reorganization or winding up of PHI or any Obligor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of PHI or any Obligor.

          "INTERCREDITOR COLLATERAL" is defined in the EIGHT RECITAL hereto, together with all Proceeds therefrom.

          "INTERCREDITOR PARTIES" collectively means the CR Senior Agent, the CR Senior Lenders and the BH/PIK Lenders.


          "JUNIOR SUBORDINATED CREDIT DOCUMENTS" means the Junior Subordinated Indenture, the Junior Subordinated Notes the Subordinated Notes, the Junior Subordinated Security Agreements and all other documents, instruments and agreements executed and/or delivered in connection therewith, each as may be amended, restated, supplemented, replaced or otherwise modified from time to time in accordance with SECTION 3.10 hereof.

          "JUNIOR SUBORDINATED DEFICIENCY CLAIM" means the amount, if any, of Junior Subordinated Obligations remaining unpaid and/or not satisfied after all of the Intercreditor Collateral has been sold, transferred, liquidated or otherwise disposed of on account of any Remedial Action or otherwise.

          "JUNIOR SUBORDINATED INDENTURE" is defined in the FIFTH RECITAL hereto.

          "JUNIOR SUBORDINATED NOTES" means the notes issued pursuant to the Junior Subordinated Indenture.

          "JUNIOR SUBORDINATED NOTEHOLDERS" means the holders of the Junior Subordinated Notes.

          "JUNIOR SUBORDINATED NOTEHOLDER PERMITTED ACTION" means any lawsuit permitted by Section 316(b) of the Trust Indenture Act to be commenced and prosecuted by any Junior Subordinated Noteholder on account of non-payment of principal and/or interest due and payable in accordance with the terms and conditions of the Junior Subordinated Indenture.

          "JUNIOR SUBORDINATED OBLIGATIONS" means the principal of, and premium, if any, payable on redemption or prepayment of, and interest on, all indebtedness and all other obligations now existing or hereafter incurred or owing under, the Junior Subordinated Credit Documents, including without limitation, all fees, expenses, claims, charges and indemnity obligations.

          "JUNIOR SUBORDINATED SCHEDULED PAYMENTS" means, at such time when interest in respect of the Junior Subordinated Notes is required to be paid in cash under the terms of the Junior Subordinated Indenture, interest payable at the non-default rate pursuant to Section __ of the Junior Subordinated Indenture.


          "JUNIOR SUBORDINATED SECURITY AGREEMENTS" collectively means all of the agreements specified on ANNEX III hereto and each other guaranty, security agreement, pledge agreement, mortgage, deed of trust or other collateral agreement now or hereafter entered into in connection with the Junior Subordinated Obligations, each as may be as amended, restated, supplemented, replaced or otherwise modified from time to time in accordance with SECTION 3.10 hereof.

          "JUNIOR SUBORDINATED TRUSTEE" is defined in the PREAMBLE hereto.

          "LEGEND" is defined in SECTION 3.16 hereof.

          "LIEN" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such property or asset.


          "NET PROCEEDS" means, for any BH First Priority Collateral Sale or any Permitted Enforcement Action, the amount of cash and other payments received by the Company or the BH Senior Lenders net of the (i) amount, if any, of BH Scheduled expenses previously paid by the Company (which amount shall be retained by the Company from such Net Proceeds) and (ii) repayment of Indebtedness secured by a Permitted Lien on the subject asset having a higher priority than the priority of the Lien in favor of the BH Senior Agent on the subject asset (as such terms are defined in the BH Note Purchase Agreement).

          "OBLIGOR" means PHI and each of its subsidiaries that is obligated under any CR Credit Document or BH/PIK Credit Document.

          "PARTICIPATION PERIOD" is defined in Section 2.3(b) hereof.

          "PERMITTED ENFORCEMENT ACTION" means any Remedial Action taken by the BH Senior Agent and/or any BH Senior Lenders solely with respect to BH First Priority Collateral or any BH Guarantor that then owns any interest in any BH First Priority Collateral.


          "PHI" is defined in the FIRST RECITAL hereto.

          "PROCEEDS" means "proceeds," as such term is defined in Section 9-306(1) of the UCC and, in any event, shall include without limitation, (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Obligor from time to time with respect to any of the Intercreditor Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Obligor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Intercreditor Collateral by any governmental authority, (c) any and all other amounts from time to time paid or payable under or in connection with any of the Intercreditor Collateral on account of any Guaranty Action or Remedial Action and (d) the following types of property acquired with cash Proceeds: accounts, chattel paper, contracts, documents, general intangibles, equipment, investment property and inventory, as such terms are defined in the UCC.


          "REMEDIAL ACTION" means any claim, action, proceeding, order, judgment or agreement (whether by judicial action, self help or otherwise) to foreclose upon, take possession or control of, sell, lease, dispose of or otherwise realize upon or protect (including, without limitation, any treatment of, or distribution with respect to, the BH Senior Obligations or CR Senior Obligations pursuant to any plan of reorganization or liquidation of any entity comprising a part of the Company) any Intercreditor Collateral or other property of the Company or any Guarantor, whether pursuant to the UCC or other Applicable Law.


          "SECURITY AGREEMENTS" collectively means the CR Senior Security Agreements and the BH/PIK Security Agreements.

          "SENIOR DEFAULT" is defined in SECTION 1.3 hereof.

          "SUBSIDIARY GUARANTORS" collectively means [_______________].

          "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York.


          SECTION 1.1 A BH/PIK LENDERS LIEN SUBORDINATION. Notwithstanding anything contained in the BH/PIK Credit Documents or any other document or instrument evidencing or in any way relating to the BH/PIK Obligations, the security interests and liens of the BH/PIK Lenders in the CR First Priority Collateral are expressly "subordinate and junior" to the lien of the CR Senior Lenders in the CR First Priority Collateral. Except for (i) the BH First Priority Collateral Proceeds paid at any time to the BH Senior Agent or to the BH Senior Lenders or (ii) the Junior Subordinated Scheduled Payments and the BH Scheduled Payments made by the Company to the BH Senior Agent, the BH Senior Lenders, or to the Junior Subordinated Trustee or the Junior Subordinated Noteholders at such times as are required under the BH/PIK Credit Documents (in effect on the date hereof), "subordinate and junior" shall mean that until the CR Senior Obligations shall have been paid in full and satisfied as more fully described herein, the BH/PIK Lenders shall not, without the express prior written consent of the CR Senior Lenders, (A) demand, require or accept any payments or prepayment of the BH/PIK Obligations, except for or on account of any Permitted Enforcement Action, (B) enforce or take any action to (x) enforce or collect the BH/PIK Obligations or any portion thereof (other than, in the case of the BH Senior Agent or any BH Senior Lender, any Permitted Enforcement Action) or any BH First Priority Collateral Sale or, in the case of any Junior Subordinated Noteholder, any Junior Subordinated Noteholder Permitted Action), or (y) enforce any rights or remedies with respect to, or to realize upon, the CR First Priority Collateral or (C) exercise any remedies with respect thereto under the BH/PIK Credit Documents except, in the case of the BH Senior Agent or any BH Senior Lender, for any Permitted Enforcement Action or any BH First Priority Collateral Sale.

          SECTION 1.1 B CR/JUNIOR SUBORDINATED TRUSTEE LIEN SUBORDINATION. Notwithstanding anything contained in the CR Credit Documents, the Junior Subordinated Creditor Documents or any other document or instrument evidencing or in any way relating to the CR Senior Obligations and/or the Junior Subordinated Obligations, the security interest and liens of the CR Senior Agent, the CR Senior Lenders and the Junior Subordinated trustee in the BH First Priority Collateral are expressly "subordinate and junior" to the security interests and liens of the BH Senior Agent in the BH First Priority Collateral. "Subordinate and junior" shall mean that until the BH Senior Obligations shall have been paid in full and satisfied as more fully described herein (i) the CR Senior Agent, the CR Senior Lenders and the Junior Subordinated Trustee shall not, without the express prior written consent of the BH Senior Agent, (i) enforce or take any action to enforce any rights or remedies with respect to, or to realize upon, the BH First Priority Collateral, or any BH Guaranty, or (2) exercise any remedies with respect thereto under the CR Credit Documents and/or the Junior Subordinated Credit Documents, and (B) in addition, except for the Junior Subordinated Scheduled Payments, the Junior Subordinated Trustee also shall not, without the express prior written consent of the BH Senior Agent (1) demand, require or accept any payment or prepayment of the Junior Subordinated Obligations, or (2) enforce or take any action to enforce or collect the Junior Subordinated Obligations or any portion thereof.

          SECTION 1.1 C JUNIOR SUBORDINATED NOTEHOLDERS DEBT SUBORDINATION. To the extent and in the manner hereinafter set forth, the payment of the Junior Subordinated Obligations is hereby expressly made subordinate and subject in right of payment to the prior payment in full in cash of all the CR Senior Obligations (first) and the BH Senior Obligations (second) pursuant to the terms of this Agreement unless and until the CR Senior Obligations and the BH Senior Obligations shall have been indefeasibly paid in full and satisfied. The Junior Subordinated Trustee and the Junior Subordinated Noteholders will not, without the express prior written consent of the CR Senior Agent, with respect to the CR First Priority Collateral, and the BH Senior Agent with respect to the BH First Priority Collateral, take, demand or receive, and the Company or any Subsidiary Guarantor will not make, give or permit, directly or indirectly, by setoff, redemption, purchase or in any other manner, any payment on or security for the whole or any part of the Junior Subordinated Obligations, and, without the express prior written consent of the CR Senior Agent and the BH Senior Agent, the Junior Subordinated Trustee and each of the Junior Subordinated Noteholders will not accelerate the scheduled maturities of any amounts owing under the Junior Subordinated Obligations; PROVIDED, HOWEVER, that the Company may make, and the Junior Subordinated Trustee and each of the Junior Subordinated Noteholders may demand and receive, the Junior Subordinated Scheduled Payments so long as no Event of Default under and as defined in the CR Credit Documents or the BH Note Documents shall have occurred and then be continuing, or would occur as a result of such payment.

          SECTION 1.1 D BH DEFICIENCY CLAIM SUBORDINATION. To the extent and in the manner hereinafter set forth, the payment of the BH Deficiency Claim is hereby expressly made subordinate and subject in right of payment to the prior payment in full in cash of all the CR Deficiency Claims, and until such time, the BH Senior Agent and each BH Senior Lender will not, without the express prior written consent of the CR Senior Agent take, demand or receive, and the Company or any Subsidiary Guarantor will not make, give or permit, directly or indirectly, by setoff, redemption, purchase or in any other manner, any payment for the whole or any part of the BH Deficiency Claim without the express written consent of the CR Senior Agent.

          SECTION 1.1 E JUNIOR SUBORDINATED DEFICIENCY CLAIM SUBORDINATION. To the extent and in the manner hereinafter set forth, the payment of the Junior Subordinated Deficiency Claim is hereby expressly made subordinate and subject in right of payment to the prior payment in full in cash of all the CR Deficiency Claims and all of the BH Deficiency Claims, and until such time, the Junior Subordinated Trustee and each of the Junior Subordinated Noteholders will not, without the express prior written consent of the CR Senior Agent and the BH Senior Agent, take, demand or receive, and the Company or any Guarantor will not make, give or permit, directly or indirectly, by setoff, redemption, purchase or in any manner, any payment for the whole or any part of the Junior Subordinated Deficiency Claim without the express written consent of the CR Senior Agent and the BH Senior Agent.


          SECTION 1.2 NO PAYMENT UPON INSOLVENCY EVENT. During any Insolvency
Proceeding:


          (a) the CR Senior Lenders shall receive payment in full in cash of all amounts due on or to become due on or in respect of all CR Senior Obligations (including, without limitation, any fees, costs and interest accruing thereon at the rate provided in the CR Senior Credit Agreement after the commencement of any such Insolvency Proceeding, whether or not such fees, costs and interests are allowed as a claim against the Company and/or any Guaranty in such Insolvency Proceeding) before the BH/PIK Senior Lenders receive or accept any payment or distribution, whether by setoff, exercising contractual or statutory rights or otherwise, and whether in the form of cash, stock, property or otherwise, on account of the BH/PIK Obligations; PROVIDED, HOWEVER, that subject to Section 2.3B hereof, nothing set forth in this clause shall be deemed to restrict or limit in any way, the rights of the BH Senior Lenders to receive Net Proceeds of the BH First Priority Collateral received pursuant to any Permitted Enforcement Action and/or any BH First Priority Collateral Sale (collectively, the "BH FIRST PRIORITY COLLATERAL PROCEEDS");

          (b) any payment, transfer or other distribution of assets of the Company (or of any Subsidiary Guarantor other than a BH Guarantor in respect of BH First Priority Collateral) of any kind or character, whether in the form of cash, property, securities or otherwise, by setoff, exercising contractual or statutory rights or otherwise (other than BH First Priority Collateral Proceeds to the BH Senior Agent), to which the BH/PIK Senior Lenders would be entitled but for the provisions of this SECTION 1.2, shall be paid by the Company, the Subsidiary Guarantor or the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee, or otherwise, directly to the CR Senior Agent on behalf of the CR Senior Lenders; and

          (c) to the extent any portion of (or payment in respect of) the CR Senior Obligations, the BH Senior Obligations, or the Junior Subordinated Obligations (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar person under any Insolvency Proceeding or in connection with any fraudulent conveyance or similar law, then if such payment or incurrence of such obligation is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent, or other similar person, the CR Senior Obligations originally the BH Senior Obligations, and/or the Junior Subordinated Obligations (or any part of any of these respective obligations intended to be satisfied) shall be deemed to be reinstated and outstanding as if such payment had not occurred.

          Notwithstanding the foregoing provisions of this Section 1.2, (a) in the event that the BH/PIK Lenders shall receive any payment, transfer or distribution of assets of the Company (or of any Subsidiary Guarantor other than a BH Guarantor in respect of BH First Priority Collateral) of any kind or character, whether in the form of cash, property, securities or otherwise (other than (x) the Junior Subordinated Scheduled Payments and the BH Scheduled Payments previously paid by the Company to the extent paid in accordance with the terms hereof, and (y) payments received by the BH Senior Agent of BH First Priority Collateral Proceeds), before all the CR Senior Obligations have been paid in full in cash and all commitments of the CR Senior Lenders to make extensions of credit available to the Company have been irrevocably terminated, then such payment or distribution shall be held in trust for the benefit of, and be immediately paid over to, the CR Senior Agent on behalf of the CR Senior Lender; (b) in the event that the CR Senior Agent or any CR Senior Lender shall receive any payment, transfer or distribution of assets of the Company (or any Guarantor) of any kind or character, whether in the form of cash, property, securities or otherwise after all CR Senior Obligations have been paid in full and after all commitments of the CR Senior Lenders to make extensions of credit available to the Company have terminated, then such payment or distribution shall be held in trust for the benefit of, and be immediately paid over to, the BH Senior Agent on behalf of the BH Senior Lenders until BH Senior Obligations have been paid in full and then to Junior Subordinated Trustee; (c) in the event that the CR Senior Agent, any CR Senior Lender or the Junior Subordinated Trustee, prior to payment in full of all BH Senior Obligations, shall receive any Proceeds in respect of the BH First Priority Collateral, then such proceeds shall, subject to Section 2.3 B hereof, be held in trust for the benefit of, and be immediately paid over to, the BH Senior Agent on behalf of the BH Senior Lenders until all BH Senior Obligations have been paid in full and then to the CR Senior Agent; and (d) in the event that the BH Senior Agent or any BH Senior Lender shall receive any payment, transfer or distribution of assets of the Company (or any Guarantor) or any kind or character, whether in the form of cash, property, securities or otherwise after all BH Senior Obligations have been paid in full and after all commitments of the BH Senior Lenders to make extensions of credit available to the Company have irrevocably terminated, then such payment or distribution shall be held in trust for the benefit of and be immediately paid over to, the Junior Subordinated Trustee until all the Obligations under the Junior Subordinated Indenture have been paid in full.

          SECTION 1.3 NO PAYMENT WHEN CR SENIOR OBLIGATIONS IN DEFAULT. In the event that any Event of Default has occurred and is continuing under the CR Senior Credit Agreement (a "CR Senior Default"), the BH/PIK Lenders shall not receive or accept any BH Scheduled Payments or any Junior Subordinated Scheduled Payments or any other payment, transfer, or distribution (other than payments received by the BH Senior Agent or BH Senior Lenders of BH First Priority Collateral Proceeds), whether by setoff, exercising contractual or statutory rights or otherwise and whether in the form of cash, stock, property or otherwise, on account of the BH Senior Obligations until the earlier to occur of
(a) such CR Senior Default having been waived in writing by the CR Senior Agent or (b)(i) the CR Senior Obligations (including, without limitation, amounts that have become and remain due by acceleration, together with all costs, fees and any interest accruing thereon at the rate provided in the CR Senior Credit Agreement) having been paid in full in cash, and (ii) all the commitments by the CR Senior Lenders to make credit extensions available to the Company having been terminated. Notwithstanding the foregoing, in the event that the Company shall have made, or the BH/PIK Lenders shall have received, any payment or distribution of assets of PHI or any of its subsidiaries of any kind or character, whether in the form of cash, property, securities or otherwise, at any time when prohibited by the foregoing provisions of this Section 1.3 (other than payments received by the BH Senior Agent or BH Senior Lenders of BH First Priority Collateral Proceeds), then in such event such payment shall be held in trust for the benefit of, and be immediately paid over to, the CR Senior Agent on behalf of the CR Senior Lenders.

          SECTION 1.4 REMEDIES STANDSTILL. At any time while the BH/PIK Senior Lenders are prohibited from obtaining or receiving any payment on the BH/PIK Obligations, the BH/PIK Lenders shall not take, demand, sue for, accelerate or commence any remedial proceeding with respect to any amount that is payable on account of the BH/PIK Obligations until (a) all of the CR Senior Obligations have been paid in full in cash and (b) all the commitments by the CR Senior Lenders to make credit extensions available to the Company have been terminated; PROVIDED, HOWEVER, that (x) the BH Senior Agent may accelerate the BH Senior Obligations and take any Permitted Enforcement Action and receive BH First Priority Collateral Sale Proceeds and (y) any Junior Subordinated Noteholder may take any Junior Subordinated Noteholder Permitted Action.

          SECTION 1.5 WAIVER OF CERTAIN RIGHTS. No BH/PIK Lender shall (a) require the CR Senior Agent or the CR Senior Lenders to marshal any property or assets of the Company or of any Subsidiary Guarantor, (b) require the CR Senior Lenders or the CR Senior Agent to enforce any guaranty or any security interest or lien given by any Guarantor or other person to secure the payment of any or all of the CR Senior Obligations, (c) oppose, interfere or otherwise attempt to prevent or impair the CR Senior Lenders or the CR Senior Agent from enforcing the security interests and liens on any CR First Priority Collateral securing the repayment of the CR Senior Obligations, or (d) take, or permit to be taken on its behalf, any action that is inconsistent with the terms and conditions set forth herein. Neither the CR Senior Agent, the CR Senior Lenders, the Junior Subordinated Trustee nor any of the Junior Subordinated Noteholders shall (i) require the BH Senior agent or the BH Senior Lenders to marshal any property or assets of the Company or of any Guarantor, (ii) require the BH Senior Agent or BH Senior Lenders to enforce any guaranty or any security interest or lien given by any BH Guarantor or other person to secure the payment of any or all of the BH Senior Obligations, (iii) oppose, interfere or otherwise attempt to prevent or impair the BH Senior Agent and/or the BH Senior Lenders from enforcing the security interests on any BH First Priority Collateral securing the repayment of the BH Senior Obligations, or (iv) take, or permit to be taken on its behalf, any action that is inconsistent with the terms and conditions set forth herein. Notwithstanding anything to the contrary contained in this Section 1.5, any Junior Subordinated Noteholder may take a Junior Subordinated Permitted Action.

          SECTION 1.6 [Intentionally Left Blank]

          SECTION 1.7 [Intentionally Left Blank]

          SECTION 1.8 PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the BH Senior Agent, BH Senior Lenders, the Junior Subordinated Noteholders, the Junior Subordinated Trustee, the CR Senior Lenders and the CR Senior Agent. Nothing contained in this Agreement, in the BH/PIK Credit Documents, or the CR Credit Documents or elsewhere shall impair, as among the Company (or any Subsidiary Guarantor), or its creditors other than the CR Senior Lenders, CR Senior Agent and the BH/PIK Lenders, the obligations of the Company or any Subsidiary Guarantor, which are absolute and unconditional, to pay the principal of, premium, if any, and, interest on the CR Senior Obligations and the BH/PIK Obligations, in each case in accordance with their respective terms.

          SECTION 1.9 NO WAIVER OF SUBORDINATION PROVISIONS. No right of any present or future CR Senior Lender or the CR Senior Agent to enforce the provisions provided herein shall at any time be prejudiced or impaired in any manner by (a) any act or failure to act on the part of the Company (or any Subsidiary Guarantor) or the BH/PIK Lenders, (b) any act or failure to act by the CR Senior Lenders or the CR Senior Agent, or (c) any noncompliance by the Company, any Subsidiary Guarantor or the BH/PIK Lenders with the terms, provisions and covenants of this Agreement, regardless, in each case, of any knowledge thereof any CR Senior Lender may have or otherwise be charged with. No right of any present or future BH Senior Lender or the BH Senior Agent to enforce the provisions provided herein shall at any time be prejudiced or impaired in any manner by (i) any act or failure to act on the part of the Company (or any Subsidiary Guarantor), the Junior Subordinated Trustee, any Junior Subordinated Noteholder, any CR Senior Lender or the CR Senior Agent,
(ii) any act or failure to act by the BH Senior Lenders or the BH Senior Agent, or (iii) any noncompliance by the Company, any BH Guarantor, the Junior Subordinated Trustee, any Junior Subordinated Noteholder, any CR Senior Lender or the CR Senior Agent with the terms, provisions and covenants of this Agreement, regardless, in each case, of any knowledge thereof the BH Senior Agent or any BH Senior Lender may have or otherwise be charged with.

          SECTION 1.10 AMENDMENTS, ETC. No provision of this Agreement may be amended, supplemented or otherwise modified in any respect without the consent of each party hereto affected thereby.


          SECTION 1.11 SPECIFIC ENFORCEMENT.

          (a) The provisions of this Agreement are intended for the benefit of, and shall be enforceable directly by, the CR Senior Agent and the CR Senior Lenders. The terms of this Agreement are a material inducement to the CR Senior Lenders to make the CR Senior Obligations available to the Company. The CR Senior Lenders would not have made the CR Senior Obligations available to the Company without the benefit of the provisions contained in this Agreement. The BH/PIK Lenders are receiving substantial benefits as a result of the CR Senior Lenders making the CR Senior Obligations available to the Company.

          (b) Each CR Senior Lender and the CR Senior Agent is hereby authorized to demand specific performance of the provisions of this Agreement, whether or not the Company shall have complied with any of the provisions hereof applicable to it, at any time when any of the BH/PIK Lenders shall have failed to comply with any of such provisions applicable to it. The BH/PIK Lenders may not assert any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance, it being understood that the CR Senior Lenders will suffer irreparable harm if the terms of this Agreement are not strictly enforced in accordance with its terms.


          (c) The provisions of this Agreement are also intended for the benefit of, and shall be enforceable directly by, the BH Senior Agent and the BH Senior Lenders. The terms of this Agreement are a material inducement to the BH Senior Lenders to make the BH Senior Obligations available to the Company. The BH Senior Lenders would not have made the BH Senior Obligations available to the Company without the benefit of the provisions contained in this Agreement. The CR Senior Lenders and the Junior Subordinated Noteholders are receiving substantial benefits as a result of the BH Senior Lenders making the BH Senior Obligations available to the Company.

          (d) Each BH Senior Lender and the BH Senior Agent is entitled to specific performance of the provisions of this Agreement, whether or not the Company shall have complied with any of the provisions hereof applicable to it, at any time when the Junior Subordinated Trustee, any Junior Subordinated Noteholder, the CR Senior Agent or any CR Senior Lenders shall have failed to comply with any of such provisions applicable to it. The Junior Subordinated Trustee, the Junior Subordinated Noteholders, the CR Senior Agent and the CR Senior Lenders may not interpose any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance, it being understood that the BH Senior Lenders will suffer irreparable harm if the terms of this Agreement are not strictly enforced in accordance with its terms.


                                   ARTICLE II

                             COLLATERAL ISSUES, ETC.

          SECTION 2.1 REPRESENTATIONS AND WARRANTIES AS TO THIS AGREEMENT. Each signatory to this Agreement hereby represents and warrants for itself to the other signatories hereto that (a) it has all requisite power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance by it of this Agreement has been duly authorized by all requisite corporate or other action, (c) no consent or approval of any other person and no consent, license, approval or authorization of any governmental authority is required in connection with the execution, delivery and performance by it of this Agreement, (d) the execution, delivery and performance by it of this Agreement does not violate the CR Senior Credit Documents, the BH/PIK Credit Documents, the Plan, and/or the confirmation order to which it is a party, and
(e) this Agreement constitutes its legal, valid and binding obligation enforceable against each such Intercreditor Party in accordance with its terms.

          SECTION 2.2 CR FIRST PRIORITY COLLATERAL RIGHTS. Irrespective of (a) the time, order, manner or method of creation, attachment or perfection of the respective Liens granted by the Company to any Intercreditor Party in any or all of the CR First Priority Collateral, (b) the time, manner or place of the filing of the respective UCC financing statements or other applicable filings of any Intercreditor Party with respect to any or all of the CR First Priority Collateral, (c) any statement contained in any Credit Document, (d) any other event, circumstance, occurrence or otherwise, or (e) any provision of any Applicable Law to the contrary, (i) the Liens granted by the Company to the CR Senior Agent (for and on behalf of itself and the CR Senior Lenders) in and to the CR First Priority Collateral shall be superior and prior to any Liens granted by the Company therein to the BH Senior Agent or the Junior Subordinated Trustee, and (ii) the Liens granted by the Company to the BH Senior Agent for and on behalf of the BH Senior Lenders in and to the CR First Priority Collateral shall be superior and prior to any Liens granted by the Company therein to the Junior Subordinated Trustee.

          SECTION 2.3 A BH FIRST PRIORITY COLLATERAL RIGHTS. Irrespective of (a) the time, order, manner or method of creation, attachment or perfection of the Liens granted by the Company to any Intercreditor Party with respect in any or all of the BH First Priority Collateral, (b) the time, manner or place of filing of any mortgages or UCC financing statements or other applicable filings by any Intercreditor Party with respect to any or all of the BH First Priority Collateral, (c) any statement contained in any Credit Document, (d) any other event, circumstance, occurrence or otherwise or (e) any provision of any Applicable Law to the contrary, (i) the Liens granted by the Company to the BH Senior Agent for and on behalf of the BH Senior Lenders in and to the BH First Priority Collateral shall be superior and prior to any Liens granted by the Company therein to the CR Senior Agent for and on behalf of, the CR Senior Lenders, or to the Junior Subordinated Trustee and (ii) the Liens granted by the Company to the CR Senior Agent (for and on behalf of itself and the CR Senior Lenders) in and to the BH First Priority Collateral shall be superior and prior to any Liens granted by the Company therein to the Junior Subordinated Trustee.


          SECTION 2.3 B BH FIRST PRIORITY COLLATERAL SALE PROCEEDS SHORTFALL. During the Participation Period (as defined below), upon the receipt by the BH Senior Lenders of BH First Priority Collateral Proceeds, the BH Senior Lenders shall concurrently purchase BH Revolver Participations in an aggregate face amount equal to the amount of such BH First Priority Collateral Proceeds, up to an aggregate face amount of the BH Revolver Participations not to exceed $3,000,000. The "Participation Period" means the period of time from and after
(a) such time as the BH Senior Lenders have received BH First Priority Collateral Proceeds equal to the sum of $22,000,000.00, plus all interest accrued thereon under the BH Note Purchase Agreement at the [Initial Note Rate] (as such term is defined on the BH Note Purchase Agreement), plus expenses until
(b) such time as the sum of (x) the aggregate amount of the BH First Priority Collateral Proceeds received or retained by the Company (exclusive of any BH Scheduled Expenses) and (y) the aggregate face amount of BH Revolver Participations purchased by the BH Senior Lenders and/or the BH Senior Agent equals $3,000,000. From and after the end of the Participation Period, the BH Senior Agent and/or the BH Senior Lenders shall have no further obligation to purchase any BH Revolver Participations.

          SECTION 2.4 GUARANTY AND SUBORDINATION ACTION. (a) So long as the CR Senior Obligations have not been paid in full or the commitments under the CR Credit Documents have not been terminated, the CR Senior Agent shall have the sole and exclusive right to take or fail to take any Guaranty Action with respect to each Guaranty in any manner deemed appropriate by the CR Senior Agent or the CR Senior Lenders in its or their sole discretion that is consistent with the terms of each such Guaranty, and the BH/PIK Lenders shall not take any Guaranty Action with respect to any Subsidiary Guarantor or seek to hinder, delay, impede or seek judicial review of or jurisdiction over the method, manner or actions of the CR Senior Agent or any CR Senior Lender in its pursuit of any Guaranty Action with respect to each Guaranty; PROVIDED, HOWEVER, that (x) such prohibitions and limitations shall in no way prohibit or limit or otherwise restrict a Permitted Enforcement Action or a Junior Subordinated Noteholder Permitted Action, and (y) until the BH Senior Obligations have been paid in full, neither the CR Senior Agent nor any CR Senior Lender shall take any Remedial Action against any BH Guarantor with respect to the BH First Priority Collateral.

          (b) So long as the CR Senior Obligations have not been paid in full or the commitments under the CR Credit Documents have not been terminated, the CR Senior Agent shall have the sole and exclusive right to take or fail to take any Remedial Action with respect to the CR First Priority Collateral in any manner deemed appropriate by the CR Senior Agent or the CR Senior Lenders in its or their sole discretion (without regard to the BH/PIK Senior Lenders) that is consistent with the terms hereof, and the BH/PIK Senior Lenders shall not take any Remedial Action with respect to the CR First Priority Collateral or seek to hinder, delay, impede or seek judicial review of or jurisdiction over the method, manner or actions of the CR Senior Agent or any CR Senior Lender in its pursuit of any Remedial Action with respect to the CR First Priority Collateral PROVIDED, HOWEVER, that (x) such prohibitions and limitations shall in no way prohibit or limit or otherwise restrict a Permitted Enforcement Action or a Junior Subordinated Noteholder Permitted Action, and (y) until the BH Senior Obligations have been paid in full, the CR Senior Agent nor any CR Senior Lender shall take any Remedial Action against any BH Guarantor with respect to the BH First Priority Collateral.

          (c) So long as the BH Senior Obligations have not been paid in full, the BH Senior Agent shall have the sole and exclusive right to take or fail to take any Remedial Action with respect to the BH First Priority Collateral in any manner deemed appropriate by the BH Senior Agent or the BH Senior Lenders in its or their sole discretion (without regard to the CR Senior Lenders, the CR Senior Agent, the Junior Subordinated Trustee or the Junior Subordinated Noteholders) that is consistent with the terms hereof, and the CR Senior Lenders, the Junior Subordinated Trustee and the Junior Subordinated Noteholders shall not take any Remedial Action with respect to the BH First Priority Collateral, or seek to hinder, delay, impede or seek judicial review of or jurisdiction over the method, manner or actions of the BH Senior Agent or any BH Senior Lender in its pursuit of any Remedial Action with respect to the BH First Priority Collateral.


          SECTION 2.5 [INTENTIONALLY LEFT BLANK]


          SECTION 2.6 EXCLUSIVE ENFORCEMENT RIGHTS. (a) The CR Agent and each CR Senior Lender shall have the exclusive right to carry out, or not to carry out, the provisions of each CR Senior Security Agreement (as each such agreement relates to the CR First Priority Collateral, but not the BH First Priority Collateral) and Guaranty (but not any Guaranty from a BH Guarantor), and to take or commence any Guaranty Action or Remedial Action in connection therewith (but not with respect to a BH Guarantor, with respect to the BH First Priority Collateral), all in the CR Senior Agent's and each CR Senior Lender's sole discretion and in the exercise of its and their sole business judgment (without regard to the rights of the BH/PIK Lenders under any BH/PIK Credit Document with respect to the CR First Priority Collateral). Such exclusive rights shall include, specifically (but not by way of limitation) (i) the right to sell or otherwise dispose of (or not take any such action) any or all of the CR First Priority Collateral and to incur expenses in connection therewith, or (ii) the right to commence or take or not commence or take any Guaranty Action (but not with respect to a BH Guarantor, with respect to the BH First Priority Collateral), all as may be desirable in the CR Senior Agent's and each CR Senior Lender's sole discretion to the extent provided in the relevant CR Senior Security Agreements (only to the extent related to the CR First Priority Collateral) and Guaranties (but not any guaranty from a BH Guarantor), as the case may be. In exercising its rights as aforesaid, the CR Senior Agent and each CR Senior Lender shall not have any duties, obligations or liabilities to the BH/PIK Lenders.

          (b) The BH/PIK Lenders shall not, either directly or indirectly, assert or exercise any Remedial Action in respect of all or any part of the CR First Priority Collateral or any Lien thereon held by the BH/PIK Lenders or exercise any Guaranty Action (other than with respect to a BH Guarantor with respect to the BH First Priority Collateral) with respect to the CR First Collateral. The BH/PIK Lenders shall not take or receive from or on behalf of the Company, directly or indirectly, in cash or other property or by setoff or in any other manner (whether pursuant to any enforcement, collection, execution, levy or foreclosure proceeding or otherwise) any portion of the CR First Priority Collateral or Proceeds thereof, except as provided in SECTION 3.6 hereof. Without limiting the generality of the foregoing, until the CR Senior Obligations have been paid in full, the sole right of the BH/PIK Lenders (i) with respect to the CR First Priority Collateral is to hold a Lien thereon granted pursuant to the BH/PIK Security Agreements and not take, exercise or commence any Remedial Action with respect thereto and (ii) with respect to each Subordinated Guaranty (other than from a BH Guarantor), to hold the same and not take, exercise or commence any Guaranty Action with respect thereto except as provided in SECTION 3.6 hereof.

          (c) The BH Senior Agent and each BH Senior Lender shall have the exclusive right to carry out, or not to carry out, the provisions of each BH Senior Security Agreement (as each such agreement relates to the BH First Priority Collateral but not the CR First Priority Collateral) and to take or commence or any Permitted Enforcement Action in connection therewith, all in the BH Senior Agent's sole discretion and in the exercise of its sole business judgment (without regard to the rights of the CR Senior Agent, the CR Senior Lenders, the Junior Subordinated Trustee or the Junior Subordinated Lenders under any of their respective Credit Documents). Such exclusive rights shall include, specifically (but not by way of limitation) the right to sell or otherwise dispose of (or not take any such action), any or all of the BH First Priority Collateral and to incur expenses in connection therewith, all as may be desirable in the BH Senior Agent's sole discretion to the extent provided in the BH Senior Security Agreements (only to the extent related to the BH First Priority Collateral). In exercising its rights as aforesaid, the BH Senior Agent and the BH Senior Lenders shall not have any duties, obligations or liabilities to any of the CR Senior Agent, the CR Senior Lenders and the Junior Subordinated Trustee.

          (d) None of the CR Senior Agent, the CR Senior Lenders, the Junior Subordinated Trustee and the Junior Subordinated Noteholders shall, either directly or indirectly, assert or exercise any Remedial Action in respect of all or any part of the BH First Priority Collateral or any Lien thereon held by such party or exercise any Guaranty Action with respect to a BH Guarantor in connection therewith. Each of the CR Senior Agent, the CR Senior Lenders, the Junior Subordinated Trustee and the Junior Subordinated Noteholders agrees not to take or receive from or on behalf of the Company, directly or indirectly, in cash or other property or by setoff or in any other manner (whether pursuant to any enforcement, collection, execution, levy or foreclosure proceeding or otherwise) any portion of the BH First Priority Collateral or proceeds thereof, except as provided in SECTIONS 2.3 B and 3.6 hereof. Without limiting the generality of the foregoing, the sole right of each of the CR Senior Agent, the CR Senior Lenders and the Junior Subordinated Trustee with respect to the BH First Priority Collateral is to hold a Lien thereon granted pursuant to the CR Senior Security Agreements or the Junior Subordinated Security Agreements, as the case may be, and not exercise any Remedial Action with respect thereto or exercise any Guaranty Action with respect to a BH Guarantor.


                                   ARTICLE III

                                OTHER AGREEMENTS

          [SECTION 3.1 RELEASES].


          (a) If the CR Senior Agent or any CR Senior Lender releases any Lien on any part of the CR First Priority Collateral in connection with any sale, lease, exchange, transfer or other disposition thereof in accordance with the terms of the CR Credit Documents (not involving any Remedial Action or Guaranty Action), the Liens of the BH Senior Agent shall be automatically and unconditionally and simultaneously released and the Liens of the Junior Subordinated trustee shall be released upon satisfaction of the applicable conditions of Article 10 of the Junior Subordinated Indenture. The BH/PIK Lenders shall execute and deliver to PHI and the CR Senior Agent such termination statements, releases and other documents as the CR Senior Agent, the CR Senior Lenders or the Company may reasonably request to effectively confirm such release. All such disposition proceeds shall be applied as provided in the CR Senior Credit Agreement. Notwithstanding the foregoing, the CR Senior Agent shall notify the BH Senior Agent and the Junior Subordinated Trustee at least three (3) business days before entry of such proposed sale, lease, exchange, transfer or other disposition.

          (b) Subject to the provisions of Section 2.3 B hereof, if the BH Senior Lender releases any Lien on any part of the BH First Priority Collateral in connection with any sale, lease, exchange, transfer or other disposition thereof in accordance with the terms of the BH Note Purchase Documents (not involving any Remedial Action or Guaranty Action), the Liens of the CR Senior Agent, and the CR Senior Lenders, and the Junior Subordinated Trustee shall be automatically and unconditionally and simultaneously released and the CR Senior Agent, the CR Senior Lenders, the Junior Subordinated Trustee shall execute and deliver to the Company and the BH Senior Agent such termination statements, releases and other documents as the BH Senior Agent or the Company may reasonably request to effectively confirm such release. Subject to the provisions of Sections 2.3 B hereof, all such disposition proceeds shall be applied as provided in the BH Note Purchase Agreement. Notwithstanding the foregoing, the BH Senior Lenders shall notify the CR Senior Agent and the Junior Subordinated Trustee at least three (3) business days before entry of such proposed sale, lease, exchange, transfer or other disposition, and the CR Senior Agent shall have been provided the opportunity to purchase the Collateral to be sold, leased, exchanged, transferred or otherwise disposed of on terms more favorable to PHI than those offered as aforesaid.


          SECTION 3.2 INSURANCE AND CONDEMNATION AWARDS.


          (a) The CR Senior Agent and the CR Senior Lenders shall have the sole and exclusive right as among the Intercreditor Parties to adjust, settle, direct or otherwise deal with any insurance Proceeds with respect to the CR First Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding in respect of the CR First Priority Collateral.

          (b) Nothwithstanding the designation of any Person as an additional insured or a loss payee on any policy of insurance with respect to any Intercreditor Collateral, all the Proceeds of any insurance policies and any awards relating to the CR First Priority Collateral shall (i) first, be paid exclusively to the CR Senior Agent and applied as provided in the CR Senior Credit Agreement, and the BH/PIK Lenders shall have no right, title or interest therein and (ii) second, after all amounts owing under the CR Credit Documents have been paid in full and the obligations of the CR Senior Agent and the CR Senior Lenders have been terminated, as provided in SECTION 3.6, and if a party that is not entitled to receive the same under this provision shall nonetheless receive any of the same, such party shall hold the same in trust for, and shall immediately pay the same over to the party that is entitled to the same.

          (c) The BH Senior Agent shall have the sole and exclusive right as among the Intercreditor Parties to adjust, settle, direct or otherwise deal with any insurance Proceeds with respect to the BH First Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding in respect of the BH First Priority Collateral.

          (d) Notwithstanding the designation of any Person as an additional insured or a loss payee on any policy of insurance with respect to any Intercreditor Collateral, subject to the provisions of SECTION 2.3 B hereof, all the Proceeds of any insurance policies and any awards relating to the BH First Priority Collateral shall (i) first, be paid exclusively to the BH Senior Lender and applied as provided in the BH Note Purchase Agreement, and none of the CR Senior Agent, the CR Senior Lenders, the Junior Subordinated Trustee and the Junior Subordinated Noteholders shall have any right, title or interest therein and (y) second, after all amounts owing under the BH Senior Note Documents have been paid in full and the obligations of the BH Senior Agent and the BH Senior Lenders have been terminated, as provided in SECTION 3.6 hereof, and if a party that is not entitled to receive the same under this provision shall nonetheless receive any of the same, such party shall hold the same in trust for, and shall immediately pay the same over to the party that is entitled to the same.


          SECTION 3.3 NO ADDITIONAL OBLIGATIONS.


          (a) The CR Senior Agent and the CR Senior Lenders will be entitled to manage and supervise the CR Senior Obligations and the CR Credit Documents in accordance with their sole and absolute discretion, without regard to any of the rights or interests of the BH/PIK Lenders (but subject to the terms and conditions of this Agreement).

          (b) The BH Senior Agent and the BH Senior Lenders will be entitled to manage and supervise the BH Senior Obligations and the BH Senior Note Documents in accordance with their sole and absolute discretion, without regard to any of the rights or interest of the CR Senior Agent, the CR Senior Lenders, the Junior Subordinated Trustee (but subject to the terms and conditions of this Agreement).

          (c) (i) The CR Senior Agent and the CR Senior Lenders shall have no obligation whatsoever to the BH/PIK Lenders to assure the ownership, existence or genuineness of any CR First Priority Collateral. The CR Senior Agent and the CR Senior Lenders shall have no obligation whatsoever to the BH/PIK Lenders to preserve their rights or benefits in any of the CR First Priority Collateral, and (ii) the BH Senior Agent and the BH Senior Lenders shall have no obligation whatsoever to any of the CR Senior Agent, the CR Senior Lenders, the Junior Subordinated Trustee or the Junior Subordinated Noteholders to assure the ownership, existence or genuineness of any BH First Priority Collateral. The BH Senior Agent and the BH Senior Lenders shall have no obligation whatsoever to the CR Senior Agent, the Cr Senior Lenders, the Junior Subordinated Trustee or the Junior Subordinated Noteholders to preserve their rights or benefits in any of the BH First Priority Collateral.


          SECTION 3.4 WAIVERS.


          (a) (i) No right of the CR Senior Agent or any CR Senior Lender to enforce the subordination with respect to any CR First Priority Collateral or take Remedial Action in connection with the CR First Priority Collateral, exercise any Guaranty Action in respect of the Guaranties, in each case as provided in this Agreement, shall in any manner be prejudiced or impaired by any act or failure to act on the part of the Company, or the CR Senior Agent or any CR Senior Lender, or by any noncompliance by any person with the terms, provisions and covenants of this Agreement, any of the CR Credit Documents or any of the BH/PIK Credit Documents, regardless of any knowledge thereof which the CR Senior Agent or any CR Senior Lender may have or be otherwise charged with, and (ii) no right of the BH Senior Agent and the BH Senior Lenders to enforce the subordination with respect to any BH First Priority Collateral or take Remedial Action in connection with the BH First Priority Collateral or exercise any Guaranty Action with respect to a BH Guarantor as provided in this Agreement, shall in any manner be prejudiced or impaired by any act or failure to act on the part of the Company, or the BH Senior Agent or any BH Senior Lender, or by any noncompliance by any person with the terms, provisions and covenants of this Agreement or any of the BH/PIK Credit Documents or CR Credit Documents, regardless of any knowledge thereof which the BH Senior Agent or any BH Senior Lender may have or be otherwise charged with.

          (b) (i) To the fullest extent permitted by law, none of the BH/PIK Lenders shall have any claim it may have against the CR Senior Agent or any CR Senior Lender (including, without limitation, any such claims under Sections 9-207, 9-506 and 9-507 of the UCC) arising out of or with respect to any action which the CR Senior Agent or any CR Senior Lender may take or permit or omit to take with respect to the Intercreditor Collateral pursuant to, and in accordance with the terms of, this Agreement and (ii) to the fullest extent permitted by law, none of the CR Senior Agent, the CR Senior Lenders, the Junior Subordinated Trustee, and the Junior Subordinated Noteholders shall have any claim against the BH Senior Agent and any BH Senior Lender (including, without limitation, any such claims under Sections 9-207, 9-506 and 9-507 of the UCC) arising out of or with respect to any action which the BH Senior Agent or any BH Senior Lender may take or permit or omit to take with respect to the Intercreditor Collateral pursuant to, and in accordance with the terms of, this Agreement.

          (c) (i) With respect to the CR First Priority Collateral, to the fullest extent permitted by law, the BH/PIK Lenders shall not assert any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisement, valuation or other similar right that may otherwise be available under any Applicable Law or any other similar rights a junior secured creditor may have under any Applicable Law, and (ii) to the fullest extent permitted by law, with respect to the BH First Priority Collateral, the CR Senior Agent, the CR Senior Lenders, the Junior Subordinated Trustee and the Junior Subordinated Noteholders shall not assert, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisement, valuation or other similar right that may otherwise be available under any Applicable Law or any other similar rights a junior secured creditor may have under any Applicable Law.


          SECTION 3.5 INFORMATION CONCERNING PHI, ETC. Each Intercreditor Party shall be responsible for keeping itself informed of (a) the financial condition of PHI, the Obligors and all endorsers and/or Guarantors of the BH/PIK Obligations or the CR Senior Obligations, as the case may be, and (b) all other circumstances bearing upon the risk of nonpayment of the BH/PIK Obligations or the CR Senior Obligations, as the case may be. No Intercreditor Party shall have any present or future duty or responsibility to any other Intercreditor Party to advise them of information known to it regarding the financial condition of PHI or any other Obligor or of any circumstances bearing upon the risk of nonpayment of the BH/PIK Obligations or the CR Senior Obligations, as the case may be.

          SECTION 3.6 APPLICATION OF PAYMENTS.

          (a) All proceeds arising from any Remedial Action with respect to any CR First Priority Collateral or any Guaranty Action with respect to any CR First Priority Collateral shall be applied, FIRST, to the payment of the CR Senior Obligations until they have been paid in full in cash, SECOND, to the payment of the BH Senior Obligations until they have been paid in full in cash, and THIRD, to the payment of the Junior Subordinated Obligations until this Agreement is terminated.

          (b) Except as otherwise provided in SECTION 2.3 B hereof, all Proceeds arising from any Remedial Action with respect to any BH First Priority Collateral shall be applied, FIRST, to the payment of the BH Senior Obligations until they have been paid in full in cash, SECOND, to the payment of the CR Senior Obligations until they have been paid in full in cash, and THIRD, to the payment of the Junior Subordinated Obligations until this Agreement is terminated.


          SECTION 3.7 INDEPENDENT DECISIONS. Each Intercreditor Party has, independently and without reliance on any other Intercreditor Party, and in reliance upon information supplied to it by the Company and upon such other information as it has deemed appropriate, has made its own independent decision to enter into the Credit Documents and to make the extensions of credit contemplated thereunder; and each Intercreditor Party shall, independently and without reliance upon any other Intercreditor Party, continue to make its own independent analysis and decisions in acting or not acting under such Credit Documents and this Agreement.

          SECTION 3.8 TURNOVER OF PROHIBITED TRANSFERS. If any amount is received by any signatory to this Agreement in violation of the terms of this Agreement, such amount shall, without the necessity of demand or request by any other Intercreditor Party, be delivered forthwith by such signatory to the applicable Intercreditor Party entitled to receive the same for application to payment of the CR Senior Obligations or BH/PIK Obligations, as the case may be, in the form received, except for the addition of any endorsement or assignment necessary to effect a transfer of all rights therein to such other party. Until so delivered, any such amount shall be deemed received and held by the relevant signatory in trust for the Intercreditor Party entitled to receive the same and shall not be commingled with other funds or property of such Intercreditor Party. Notwithstanding anything to the contrary in the prior two sentences of this Section 3.8, the Junior Subordinated Trustee shall not be charged with knowledge of the existence of any facts (other than the terms and conditions of this Agreement) which would prohibit the making of any payment to or by the Junior subordinated Trustee unless and until the Junior Subordinated Trustee shall have received, no later than [2] business days prior to any such payment, written notice from an Intercreditor Party of an Event of Default under either the CR Credit Documents or the BH Senior Note Documents or such other notice (i.e. of a Remedial Action) as may be reasonable to place the Junior Subordinated Trustee on notice of any such prohibited payment; unless the Junior subordinated Trustee shall have received such notice, it shall have full power and authority to receive such payment and to apply the same as required by the Junior Subordinated Indenture.


          SECTION 3.9 EFFECTIVENESS DURING INSOLVENCY PROCEEDING. This Agreement shall continue in full force and effect notwithstanding any Insolvency Proceeding.


          SECTION 3.10 AMENDMENTS. The Company shall not, and shall not permit any subsidiary or Guarantor to, and no Intercreditor Party shall amend, supplement or otherwise modify, without the consent of each other Intercreditor Party, the terms of any of the Credit Documents to which it is a party, or enter into any other agreement having the effect of doing so, in a manner that (a) is inconsistent in any respect with the terms of this Agreement, or (b) increases or expands the scope of the Intercreditor Collateral. Other than the CR Senior Lenders or the CR Senior Agent, no Intercreditor Party shall be entitled to a first priority Lien on any now or hereafter acquired property of the Company or any its subsidiaries (except for the first priority Liens of the BH Senior Agent and the BH Senior Lenders with respect to the BH First Priority Collateral). In addition, the Legend shall not be amended or modified in any respect.

          SECTION 3.11 LIMITATION ON DECLARING DEFAULTS. Notwithstanding the occurrence of any fact or circumstance that may result in any default or event of default under any Junior Subordinated Credit Document, the Junior Subordinated Trustee shall not declare any default or event of default thereunder. In addition, neither the Junior Subordinated Trustee nor any of the Junior Subordinated Noteholders shall join in any involuntary Insolvency Proceeding against PHI or any Obligor.


          SECTION 3.12 DURATION AND TERMINATION; PAYMENT INVALIDATED.


          (a) This Agreement shall constitute a continuing agreement and shall terminate with respect to the CR Senior Agent and the CR Senior Lenders only upon written notice by the CR Senior Agent to PHI, the BH Senior Agent, and the Junior Subordinated Trustee of the indefeasible payment in full in cash of all of the CR Senior Obligations and the termination of the CR Credit Documents (such written notice the CR Senior Agent agrees to give promptly, and, in any event, within three (3) business days, after the occurrence of the foregoing). The termination of this Agreement with respect to the CR Senior Agent and the CR Senior Lenders shall, subject to CLAUSE (C) of this Section 3.12, release fully and irrevocably such persons from any and all liabilities, duties and responsibilities hereunder to the same extent as if this Agreement had been fully terminated by all the parties hereto, PROVIDED, HOWEVER, that the foregoing shall not release any of the parties with respect to any obligations arising prior to such termination.

          (b) This Agreement shall constitute a continuing agreement and shall terminate with respect to the BH Senior Agent and the BH Senior Lenders only upon written notice by the BH Senior agent to PHI, the CR Senior Agent and the Junior Subordinated Trustee of the payment in full in cash of all of the BH Senior Obligations and the termination of the BH Credit Documents (such written notice the BH Senior Agent agrees to give promptly, and, in any event, within three (3) business days after the occurrence of the foregoing). The termination of this Agreement with respect to the BH Senior Agent and the BH Senior Lenders shall, subject to clause (c) of this Section 3.12, release fully and irrevocably such persons from any and all liabilities, duties, responsibilities hereunder to the same extent as if this Agreement had been fully terminated by all parties hereto; PROVIDED, HOWEVER, that the foregoing shall not release any of the parties with respect to any obligations arising prior to such termination.

          (c) In the event that this Agreement is terminated with respect to (i) the CR Senior Agent and the CR Senior Lenders, as provided in CLAUSE (a), (ii) the BH Senior Agent and the BH Senior Lenders, as provided in clause (b), of this Section 3.12, and the CR Senior Agent, any CR Senior Lender, the BH Senior Agent or any BH Senior Lender shall be required by a court or other tribunal of competent jurisdiction to disgorge, refund, rebate or otherwise return any amount received with respect to any of the Intercreditor Collateral, any Guaranty to any debtor-in-possession or trustee in respect of any Insolvency Proceeding, or any other person (whether as the result of such payment constituting, or being alleged to constitute, a preference, a fraudulent conveyance or any other payment required to be disgorged pursuant to any such Insolvency Proceeding) then, in any such event, (i) the terms and conditions of this Agreement shall be reinstated, notwithstanding any prior termination of this Agreement pursuant to this Section 3.12, and (ii) all provisions of this Agreement shall once again be operative until all such CR Senior Obligations and/or BH Senior Obligations, as the case may be, are again paid in full in cash.

          (d) If both the BH Senior Obligations and Junior Subordinated Obligations are outstanding at the time this Agreement is terminated with respect to the CR Senior Agent and the CR Senior Lenders, the BH/PIK Lenders shall continue to be subject to this Agreement with respect to the Intercreditor Collateral on the same terms as provided in this Agreement immediately prior to such termination with respect to the CR Senior Agent and the CR Senior Lenders, except that (i) all references to the CR Senior Agent, the CR Senior Lenders and the BH Senior Agent and BH Senior Lenders shall refer to the BH Senior Agent and the BH Senior Lenders, and (ii) this Agreement shall be interpreted as if there were two classes of Intercreditor Parties, with the CR Senior Agent, CR Senior Lenders, the BH Senior Agent and the BH Senior Lenders being, collectively, the senior class, and the Junior Subordinated Trustee and the Junior Subordinated Noteholders being the junior class (it being understood and agreed that, to the extent the BH Senior Agent or BH Senior Lenders are prohibited from taking any action hereunder as it relates to the CR Senior Agent and the CR Senior Lenders, such provisions shall be null and void as it relates to the BH Senior Agent and BH Senior Lenders).

          (e) In connection with the termination of this Agreement with respect to the CR Senior Agent and the CR Senior Lenders, the CR Senior Agent shall transfer the possession to the BH Senior Agent (if the BH Senior Obligations are outstanding) or the Junior Subordinated Trustee (if the Junior Subordinated Obligations are outstanding but no BH Senior Obligations are outstanding) any Intercreditor Collateral it holds as bailee for the BH/PIK Lenders under Section
3.15 hereof. No such transfer shall be taken in violation of any applicable law, rule or regulation or court order, and shall be taken at the sole cost and expense of the Company. All such transfers shall be done without any representation or warranty by the CR Senior Agent or the CR Senior Lenders and on an "as is, where is" basis, and none of the CR Senior Agent and the CR Senior Lenders shall have any liability with respect thereto.


          SECTION 3.13 NOTICE OF BH/PIK LENDERS INTERESTS. This Agreement constitutes a written notification of demand to the CR Senior Agent by the BH/PIK Lenders for the satisfaction of the indebtedness outstanding under the BH/PIK Credit Documents that are secured by the Intercreditor Collateral for the purposes of Section 9-504(1)(c) of the UCC, and the CR Senior Agent hereby waives any rights that it might otherwise have under said Section to require the BH/PIK Lenders to file any proof of their interest in the Intercreditor Collateral.

          SECTION 3.14 CREDIT DOCUMENTS. Each signatory to this Agreement hereby confirms that it has delivered to the other signatories true and complete copies of its Credit Documents, in each case as in effect on the date hereof, and all UCC financing statements and other filings to perfect its security interest in the Intercreditor Collateral.

          SECTION 3.15 BAILEE FOR PERFECTION. For purposes of the UCC, each BH/PIK Lender hereby appoints the CR Senior Agent as bailee for the BH/PIK Lenders (and by its execution hereof the CR Senior Agent accepts such appointment) to hold on their behalf all the instruments, certificates and Proceeds forming a part of the Intercreditor Collateral solely for the purpose of perfecting its Liens in the same pursuant to the BH/PIK Security Agreements, subject to the terms and conditions of this Agreement. Neither the CR Senior Agent nor any CR Senior Lender shall have by reason of this Agreement or any other document a fiduciary relationship in respect of the BH/PIK Lenders, nor shall the CR Senior Agent or any CR Senior Lender incur any liabilities of any kind whatsoever to the BH/PIK Lenders by virtue of it acting as bailee on behalf of the BH/PIK Lenders, other than to use commercially reasonable efforts to maintain and keep secure such Intercreditor Collateral and to pay or deliver the same to the parties entitled thereto in accordance herewith.

          SECTION 3.16 LEGEND. Each of the CR Senior Credit Agreement, the BH Note Purchase Agreement, the Junior Subordinated Indenture, and each Security Agreement and any notes or other evidences of indebtedness in connection therewith shall contain a legend which shall read as follows:

          THIS AGREEMENT IS SUBJECT TO AN INTERCREDITOR AND SUBORDINATION AGREEMENT DATED AS OF MARCH __, 2000 BY AND AMONG THE CIT GROUP/BUSINESS CREDIT, INC., AS AGENT, WILMINGTON TRUST COMPANY, AS AGENT, AND THE UNITED STATES TRUST COMPANY OF NEW YORK, AS JUNIOR SUBORDINATED TRUSTEE (THE "INTERCREDITOR AGREEMENT", WHICH MATERIALLY AFFECTS CERTAIN PAYMENT RIGHTS, SUBORDINATES CERTAIN OBLIGATIONS AND CERTAIN SECURITY INTERESTS AND LIENS, AND LIMITS RIGHTS TO ENFORCEMENT OF THE PARTIES TO THIS AGREEMENT. ALL PERSONS OR OTHER ENTITIES WHICH AT ANY TIME HOLD INDEBTEDNESS HEREUNDER OR WHICH IS SECURED HEREBY ARE BOUND BY THE TERMS OF THE INTERCREDITOR
          AGREEMENT, WHICH WILL BE MADE AVAILABLE UPON REQUEST.

          SECTION 3.17 JUNIOR SUBORDINATED TRUSTEE: POWER OF ATTORNEY; AGREEMENT TO COOPERATE. The CR Senior Agent and the CR Senior Lenders (or any and all representatives thereof) are hereby irrevocably appointed and empowered to demand, sue for, collect and receive every such payment or distribution to which such Junior Subordinated Noteholders are entitled and give acquittance therefor, and to file claims and proofs of claim in any statutory or non-statutory proceeding, to vote such claim in any such proceeding, and to take any and all such other actions, in their own name as the CR Senior Agent or CR Senior Lenders, or in the name of such Junior Subordinated Noteholders or otherwise, as the CR Senior Agent and the CR Senior Lenders (or their respective representatives) may deem necessary or advisable in its sole discretion for the enforcement of the provisions of this Agreement and for the satisfaction and payment in full of the CR Senior Obligations. The Junior Subordinated Noteholders shall, duly and promptly take such action as may be requested at any time and from time to time by the CR Senior Agent and the CR Senior Lenders (or their respective representatives), to file appropriate proofs of claim in respect of the Junior Subordinated Obligations, and to execute and deliver such powers of attorney, assignments of proofs of claim or other instruments as may be requested by the CR Senior Agent and the CR Senior Lenders (or their respective representatives), in order to enable the CR Senior Lender to enforce any and all claims upon or in respect of the Junior Subordinated Obligations and to collect and receive any and all payments or distributions which may be payable or deliverable at any time upon or in respect of the Junior Subordinated Obligations.


          SECTION 3.18 BH SENIOR LENDERS: POWER OF ATTORNEY; AGREEMENT TO COOPERATE. The BH Senior Agent and each of the BH Senior Lenders irrevocably authorizes and empowers the CR Senior Agent and the CR Senior Lenders (or their respective representatives) to demand, sue for, collect and receive every such payment or distribution to which the BH Senior Lender is entitled from the proceeds of the CR First Priority Collateral (the "CR COLLATERAL PROCEEDS") and give acquittance therefor, and to file claims and proofs of claim in any statutory or non-statutory proceeding, to vote such claim in any such proceeding, and to take such other actions, in their own name as the CR Senior Agent or the CR Senior Lenders, or in the name of the BH Senior Lender or otherwise, as the CR Senior Agent and the CR Senior Lenders (or their respective representatives) may deem necessary or advisable for the enforcement of the provisions of this Agreement. The BH Senior Agent and the BH Senior Lenders hereby agree, duly and promptly to take such action as may be requested at any time and from time to time by the CR Senior Agent and CR Senior Lenders (or their respective representatives), to file appropriate proofs of claim in respect of the BH Senior Obligations, and to execute and deliver such powers of attorney, assignments of proofs of claim or other instruments as may be requested by the CR Senior Agent and the CR Senior Lenders (or their respective representatives), in order to enable the CR Senior Lenders to enforce any and all claims upon or in respect of the CR Senior Obligations and to collect and receive any and all payments or distributions which may be payable or deliverable at any time upon or in respect of the CR Senior Obligations from the CR Collateral Proceeds.

          SECTION 3.19 CR SENIOR LENDERS/JUNIOR SUBORDINATED LENDERS: POWER OF ATTORNEY; AGREEMENT TO COOPERATE. BH Senior Agent and the BH Senior Lenders (or their respective representatives) are hereby irrevocably appointed and empowered to demand, sue for, collect and receive every such payment or distribution to which the CR Senior Lenders, the CR Senior Agent, the Junior Subordinated Noteholders or the Junior Subordinated Trustee are entitled from the BH First Priority Collateral Proceeds and give acquittance therefor, and to file claims and proofs of claim in any statutory or non-statutory proceeding, to vote such claim in any such proceeding, and to take such other actions, in their own name as the BH Senior Agent or the BH Senior Lenders, or in the name of the CR Senior Lenders, the CR Senior Agent, the Junior Subordinated Trustee or any Junior Subordinated Lender or otherwise, as the BH Senior Agent and the BH Senior Lenders (or their respective representatives) may deem necessary or advisable for the enforcement of the provisions of this Agreement, in each case, solely, with respect to BH First Priority Collateral Proceeds. The CR Senior Agent, the CR Senior lenders, the Junior Subordinated Trustee and the Junior Subordinated Noteholders shall, duly and promptly to take such action as may be requested at any time and from time to time by the BH Senior Agent and BH Senior Lender (or their respective representatives), to file appropriate proofs of claim in respect of the CR Senior Obligations and/or the Junior Subordinated Obligations, and to execute and deliver such powers of attorney, assignments of proofs of claims or other instruments as may be requested by the BH Senior Agent and the BH Senior Lenders (or their respective representatives), in order to enable the BH Senior Lender to enforce any and all claims upon or in respect of the BH Senior Obligations and to collect and receive any and all payments or distributions which may be payable or deliverable at any time upon or in respect of the BH Senior Obligations from the BH First Priority Collateral Proceeds.


                                   ARTICLE IV

                                  MISCELLANEOUS

          SECTION 4.1 CONFLICT. In the event of any conflict between the terms of any Credit Document and the terms of this Agreement, the terms of this Agreement shall control.

          SECTION 4.2 NO THIRD PARTY BENEFIT, ETC. This Agreement is entered into for the benefit of the parties hereto and their respective successors and assigns only and no benefit shall accrue or is intended with respect to any third party, including, without limitation, any trustee in bankruptcy for PHI or any other Obligor.

          SECTION 4.3 AMENDMENTS AND WAIVERS. All modifications, amendments or waivers of any of the terms or provisions of this Agreement shall be in writing and duly executed by a duly authorized officer of each of the parties to this Agreement.

          SECTION 4.4 SUCCESSORS AND ASSIGNS. All the covenants, terms and agreements in this Agreement shall bind and inure to the benefit of the respective successors and assigns of PHI, the other Obligors, the Noteholders and the Intercreditor Parties.

          SECTION 4.5 PARTIAL INVALIDITY. The unenforceability or invalidity of any provision or provisions of this Agreement shall not render any other provision or provisions herein contained unenforceable or invalid.

          SECTION 4.6 COMMUNICATIONS. All communications between or among the Intercreditor Parties provided for herein shall be in writing and via overnight delivery or telecopier, and shall be deemed to have been given: (a) when delivered, if delivered personally or by overnight delivery service; (b) when delivered, if delivered by the United States mail, postage prepaid, with return receipt requested; or (c) if delivered by telecopier transmissions, upon receipt of confirmation of transmission thereof by the sender thereof, addressed, in each case, at the address of each party set forth below or such other address as such party may designate by notice duly given in accordance with this SECTION
4.6 to the other parties hereto:

         IF TO THE CR SENIOR AGENT:
         --------------------------

         CIT Group/Business Group, Inc., as Agent for the Lenders to Planet Hollywood
         1211 Avenue of the Americas
         New York, New York 10036
         Attention: Robert Smith
         Telecopier No.:  (212) 790-9140

         with a copy to:
         Rothschild Recovery Fund, L.P.
         1251 Avenue of the Americas, 51st Floor
         New York, New York  10020
         Attention:  Wilbur Ross
         Telecopier No.: (212) 403-3578

         IF TO THE BH SENIOR AGENT:

         Wilmington Trust Company
         Rodney Square North
         1100 North Market Street
         Wilmington, Delaware 19890
         Attention: Corporate Trust Administration
         Telecopier No.: (302) 651-8882

         with a copy to:

         Bay Harbour Management L.C.
         ---------------------------

         Attention: Jeffrey Wertheim
         Telecopier No.: (212) 371-7497

         IF TO THE JUNIOR SUBORDINATED TRUSTEE

         United States Trust Company of New York
         Corporate Trust & Agency Division
         114 West 47th Street, 25th Floor
         New York, New York 10036-1532
         Attention:  Corporate Trust Administration
         Telecopier No.:  (212) 852-1627

          SECTION 4.7 GOVERNING LAW; CONSENT TO JURISDICTION. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO ANY CONFLICTS-OF-LAW PRINCIPLES).

          SECTION 4.8 FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY TO THIS AGREEMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE FEDERAL OR STATE COURTS OF NEW YORK LOCATED IN THE BOROUGH OF MANHATTAN; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY INTERCREDITOR COLLATERAL MAY BE BROUGHT IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH SIGNATORY HERETO HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. EACH SIGNATORY HERETO FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. EACH SIGNATORY HERETO HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY SIGNATORY HERETO HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OF FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH SIGNATORY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT.

          SECTION 4.9 WAIVER OF JURY TRIAL, ETC. EACH SIGNATORY HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. EACH SIGNATORY HERETO ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH SIGNATORY HERETO ENTERING INTO THIS AGREEMENT.

          SECTION 4.10 COUNTERPARTS. This Agreement may be executed and delivered in any number of counterparts, each of such counterparts constituting an original but altogether only one Agreement.

          SECTION 4.11 FURTHER ASSURANCES. Each Intercreditor Party agrees to execute such further documents and agreements as may be reasonably requested by the other to give effect to the purposes of this Agreement.

          SECTION 4.12 SPECIFIC ENFORCEMENT. EACH SIGNATORY TO THIS AGREEMENT ACKNOWLEDGES AND AGREES THAT THE TERMS OF THIS AGREEMENT ARE A MATERIAL INDUCEMENT TO ITS ENTERING INTO THE CREDIT DOCUMENTS IT IS A PARTY TO. ACCORDINGLY, EACH SIGNATORY HERETO IS HEREBY AUTHORIZED TO DEMAND SPECIFIC PERFORMANCE OF THE PROVISIONS OF THIS AGREEMENT AT ANY TIME WHEN ANY OTHER SIGNATORY HERETO SHALL HAVE FAILED TO COMPLY WITH ANY OF THE PROVISIONS THAT ARE APPLICABLE TO IT. EACH SIGNATORY HERETO HEREBY IRREVOCABLY WAIVES ANY DEFENSE BASED ON THE ADEQUACY OF A REMEDY AT LAW THAT MIGHT BE ASSERTED AS A BAR TO SUCH REMEDY OF SPECIFIC PERFORMANCE.

          SECTION 4.13 ACKNOWLEDGEMENT BY PHI. By executing the acknowledgement to this Agreement, PHI agrees, for and on behalf of itself and the other Obligors, to all the terms hereof and shall not, either directly or indirectly, take any action to challenge or otherwise impair in any respect the operation of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                        THE CIT GROUP/BUSINESS CREDIT, INC.,
                                        as CR Senior Agent


                                        By:
                                              ----------------------------
                                              Name:
                                              Title:



                                        ROTHSCHILD RECOVERY FUND, L.P.


                                        By:
                                              ----------------------------
                                              Name:
                                              Title:


                                        THE CIT GROUP/BUSINESS CREDIT, INC.


                                        By:
                                              ----------------------------
                                              Name:
                                              Title:


                                        WILMINGTON TRUST COMPANY,
                                        as BH Senior Agent

                                        By:
                                               ----------------------------
                                               Name:
                                               Title:


                                        UNITED STATES TRUST COMPANY OF
                                        NEW YORK, as Junior Subordinated Trustee


                                        By:
                                              ----------------------------
                                              Name:
                                              Title:


                               [OTHER BONDHOLDERS]

ACKNOWLEDGED AND AGREED:

PLANET HOLLYWOOD INTERNATIONAL, INC.


By:
     ----------------------------
     Name:
     Title:


[SUBSIDIARY BORROWERS/SUBSIDIARY GUARANTORS]


By:
     ----------------------------
     Name:
     Title:


CONSENTED AND AGREED TO BY:

BH SENIOR LENDERS

By:
     ----------------------------

By:
     ----------------------------

CONSENTED AND AGREED TO BY:

JUNIOR SUBORDINATED NOTEHOLDERS

By:
     ----------------------------

                                   SCHEDULE 1

                                LIST OF BORROWERS

                                   SCHEDULE 2

                          CR FIRST PRIORITY COLLATERAL

                                   SCHEDULE 3

                          BH FIRST PRIORITY COLLATERAL

                                                                     Annex I


                          CR SENIOR SECURITY AGREEMENTS

                                                                    Annex II


                          BH SENIOR SECURITY AGREEMENTS

                                                                    Annex III


                     JUNIOR SUBORDINATED SECURITY AGREEMENTS

                                                                        Annex IV

                           BH REVOLVER PARTICIPATION